Exhibit 99.1

Hub Group, Inc. Reports Record Second Quarter 2007 Revenue and Earnings

DOWNERS GROVE, IL, July 19, 2007, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income from continuing operations for the quarter ended June 30, 2007 of $13.8 million, a 13% increase versus income from continuing operations for the second quarter of 2006. Hub Group’s diluted earnings per share from continuing operations was $0.35 for the second quarter of 2007.  This represents an increase of 21% compared to last year's second quarter diluted earnings per share from continuing operations of $0.29.  Hub Group’s operating margin increased to 5.5% in 2007 from 5.0% in 2006 due to yield enhancement efforts and improved operational efficiencies including in-house drayage.

Hub Group’s revenue increased 1.6% to $401.6 million compared to $395.3 million in the second quarter of 2006.  Second quarter intermodal revenue increased 5.2% to $300.9 million.  Truck brokerage revenue decreased 6.3% to $73.2 million this quarter.  Second quarter logistics revenue decreased 12.2% to $27.5 million.  Gross margin from continuing operations increased 4.1% to $57.8 million compared to the second quarter of 2006.

FULL YEAR 2007

Given the current operating environment, we are comfortable that the earnings for 2007 will be within the current analysts’ range of $1.36 to $1.46 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Thursday, July 19, 2007 to discuss its second quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 299-0433. The conference call participant code is 41587483. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2006 and the report on Form 10-Q for the period ended March 31, 2007.  Hub Group assumes no liability to update any such forward-looking statements.

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2007	2006	2007	2006

Revenue	$401,565	$395,296	$794,862	$752,060
Transportation costs	343,802	339,805	680,438	649,196
Gross margin	57,763	55,491	114,424	102,864

Costs and expenses:
Salaries and benefits	24,177	24,425	49,787	47,306
General and administrative	10,218	9,726	21,819	18,695
Depreciation and amortization	1,203	1,528	2,375	3,387
Total costs and expenses	35,598	35,679	73,981	69,388

Operating income	22,165	19,812	40,443	33,476

Other income (expense):
Interest expense	(24)	(25)	(45)	(43)
Interest income	611	552	1,256	998
Other, net	55	26	58	56
Total other income	642	553	1,269	1,011

Income from continuing operations before provision for income taxes	22,807	20,365	41,712	34,487

Provision for income taxes	9,032	8,146	16,518	13,795

Income from continuing operations	13,775	12,219	25,194	20,692

Discontinued operations:
Income from discontinued operations of HGDS	-	540	-	1,634
Provision for income taxes	-	216	-	653
Income from discontinued operations	-	324	-	981

Net income	$13,775	$12,543	$25,194	$21,673

Basic earnings per common share
Income from continuing operations	$0.35	$0.30	$0.64	$0.51
Income from discontinued operations	$-	$0.01	$-	$0.03
Net income	$0.35	$0.31	$0.64	$0.54

Diluted earnings per common share
Income from continuing operations	$0.35	$0.29	$0.64	$0.50
Income from discontinued operations	$-	$0.01	$-	$0.02
Net income	$0.35	$0.30	$0.64	$0.52

Basic weighted average number of shares outstanding	39,043	40,768	39,150	40,482
Diluted weighted average number of shares outstanding	39,538	41,607	39,652	41,455

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2007	December 31, 2006
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$52,380	$43,491
Accounts receivable
Trade, net	154,254	158,284
Other	10,732	8,369
Prepaid taxes	86	2,119
Deferred taxes	3,667	3,433
Prepaid expenses and other current assets	4,795	4,450
TOTAL CURRENT ASSETS	225,914	220,146

Restricted investments	4,803	3,017
Property and equipment, net	30,511	26,974
Other intangibles, net	7,279	7,502
Goodwill, net	225,448	225,448
Other assets	1,457	1,461
TOTAL ASSETS	$495,412	$484,548
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$112,933	$117,676
Other	6,035	6,839
Accrued expenses
Payroll	11,855	18,294
Other	34,041	26,617
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	164,864	174,426
Non-current liabilities	12,934	7,691
Deferred taxes	41,792	43,587
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2007 and 2006	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized in 2007; 41,224,792 shares issued and 38,827,937 outstanding in 2007; 47,337,700 shares authorized in 2006; 41,224,792 shares issued and 38,943,122 outstanding in 2006	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2007 and 2006	7	7
Additional paid-in capital	176,830	179,203
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	171,437	146,243
Treasury stock; at cost, 2,396,855 shares in 2007 and 2,281,670 shares in 2006	(57,406)	(51,563)
TOTAL STOCKHOLDERS' EQUITY	275,822	258,844
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$495,412	$484,548

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Income from continuing operations	$25,194	$20,692
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	3,706	4,233
Deferred taxes	3,034	296
Compensation expense related to share-based compensation plans	1,923	1,708
(Gain) loss on sale of assets	(117)	12
Changes in operating assets and liabilities excluding effects of purchase transaction:
Restricted investments	(1,786)	(849)
Accounts receivable, net	1,667	11,179
Prepaid taxes	2,033	4,962
Prepaid expenses and other current assets	(345)	(1,340)
Other assets	4	239
Accounts payable	(5,547)	(4,148)
Accrued expenses	985	(2,552)
Non-current liabilities	180	-
Net cash provided by operating activities	30,931	34,432
Cash flows from investing activities:
Proceeds from sale of equipment	550	179
Purchases of property and equipment	(7,453)	(2,364)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(39,883)
Proceeds from the disposal of discontinued operations	-	12,203
Net cash used in investing activities	(11,903)	(29,865)
Cash flows from financing activities:
Proceeds from stock options exercised	329	1,905
Purchase of treasury stock	(12,898)	(173)
Excess tax benefits from share-based compensation	2,430	7,797
Net cash (used in) provided by financing activities	(10,139)	9,529

Cash flows from operating activities of discontinued operations	-	1,848
Cash flows used in investing activities of discontinued operations	-	(38)
Net cash provided by discontinued operations	-	1,810

Net increase in cash and cash equivalents	8,889	15,906
Cash and cash equivalents beginning of period	43,491	36,133
Cash and cash equivalents end of period	$52,380	$52,039